EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of Kenilworth Systems Corporation.

We consent to the inclusion in the Form S-1/A Registration Statement under the Securities Act of 1933 of Kenilworth Systems Corporation. of our report dated June 24th, 2024, of the balance sheet and the related statements of operations, stockholders’ equity, and cashflows for the years ended December 31, 2023, and 2022.

/S/ Olayinka Oyebola

OLAYINKA OYEBOLA & CO

Chartered Accountant

PCAOB No:5968

Lagos, Nigeria

August 8, 2024